EXHIBIT 99.1

Zoetis Announces Third Quarter 2024 Results

•Reports Revenue of $2.4 Billion, Growing 11%, and Net Income of $682 Million, or $1.50 per Diluted Share, Increasing 14% and 16%, Respectively, on a Reported Basis for Third Quarter 2024
•Delivers 14% Operational Growth in Revenue and 15% Operational Growth in Adjusted Net Income for Third Quarter 2024
•Reports Adjusted Net Income of $716 Million, or Adjusted Diluted EPS of $1.58, for Third Quarter 2024
•Raises Full Year 2024 Revenue Guidance to $9.200 - $9.300 Billion, Representing Operational Revenue Growth of 10% to 11%, with Diluted EPS on an Adjusted Basis of $5.86 to $5.92
•Updates Full Year Operational Growth in Adjusted Net Income to 13.5% to 14.5%

PARSIPPANY, N.J. – November 4, 2024 – Zoetis Inc. (NYSE:ZTS) today reported its financial results for the third quarter of 2024 and raised its full year 2024 guidance for revenue and adjusted EPS.

The company reported revenue of $2.4 billion for the third quarter of 2024, an increase of 11% compared with the third quarter of 2023. On an operational1 basis, revenue for the third quarter of 2024 increased 14% compared with the third quarter of 2023. Net income for the third quarter of 2024 was $682 million, or $1.50 per diluted share, an increase of 14% and 16%, respectively, on a reported basis.

Adjusted net income2 for the third quarter of 2024 was $716 million, or $1.58 per diluted share, an increase of 14% and 16%, respectively, on a reported basis, and an increase of 15% and 17%, respectively, on an operational basis. Adjusted net income for the third quarter of 2024 excludes the net impact of $34 million for purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

EXECUTIVE COMMENTARY
“Building on the strong momentum from the first half of the year, we are proud to have delivered another excellent quarter, fueled by our diverse, durable, and science-driven portfolio and our customer obsession that underscore our market leadership," said Kristin Peck, Chief Executive Officer of Zoetis. “We achieved 15% revenue growth in the U.S. and 13% operational revenue growth internationally, with both our companion animal and livestock portfolios seeing impressive global operational growth, 15%
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and 11%, respectively. Our track record of above-market growth speaks to our relentless focus on innovation and execution and the dedication and commitment of our colleagues."

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2024:
•Revenue in the U.S. segment was $1.3 billion, an increase of 15% compared with the third quarter of 2023. Sales of companion animal products increased 18%, driven by the company's monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela® for dogs and Solensia® for cats. Also contributing to growth in the quarter was Simparica Trio®, the company's flea, tick and heartworm combination product, as well as the company's key dermatology portfolio, including Apoquel® and Cytopoint®. Sales of livestock products increased 5% in the quarter. Growth in cattle products was driven primarily by volume, due to improved supply of ceftiofur.

•Revenue in the International segment was $1.0 billion, reflecting a 7% increase on a reported basis and an increase of 13% operationally compared with the third quarter of 2023. Sales of companion animal products grew 7% on a reported basis and 11% operationally, driven by Simparica® and Simparica Trio, key dermatology products, Apoquel and Cytopoint, and OA pain products, Librela for dogs and Solensia for cats. Sales of livestock products grew 7% on a reported basis and 15% operationally. Growth of the company's cattle and poultry products was driven largely by price increases across the broader international segment, as well as the timing of certain customer purchases. Sales of fish products grew due to increased demand for vaccines in Norway.

INVESTMENTS IN GROWTH
Zoetis continues to advance innovation and care for animals across the globe. Since its last quarterly earnings announcement, the company received approval in China for Apoquel® Chewable (oclacitinib chewable tablet) for the control of pruritus associated with allergic dermatitis and control of atopic dermatitis in dogs. Previously approved in the U.S., EU, Mexico, Australia, Canada, Japan and other international markets, Apoquel Chewable is the first and only chewable treatment for the control of allergic itch and inflammation in dogs. Revolution® Plus (selamectin/sarolaner), a topical combination product that treats ticks, fleas, ear mites, lice and gastrointestinal worms and prevents heartworm
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disease in cats, received approval in the EU for an additional claim related to efficacy against notoedres mange. In Australia, Revolution Plus received approval for an additional claim related to flea tapeworm prevention by controlling fleas.

In livestock, the company gained approval in Australia, its third largest market by revenue in 2023, for an additional claim for the use of Valcor™ (Dectomax V®, doramectin and levamisole injection) in sheep, an endectocide to treat and control internal and external parasites in sheep and cattle. Fostera® Gold PCV, a vaccine for pigs that offers the longest-lasting combined protection against porcine circovirus type 2 (PCV2), gained approval in Mexico for a claim related to breeding herd safety. Poulvac Maternavac® 4, a vaccine for poultry that provides protection from standard and variant infectious bursal disease virus (IBDV), Newcastle disease, infectious bronchitis Mass type, and malabsorption due to Reovirus, also received approval in Mexico. In Canada, Synovex® Primer™, a new growth-promoting implant, received approval for growing beef steers and heifers fed in confinement and in the backgrounder phase.

In September, Zoetis expanded its India Capability Center in Hyderabad, India. The Center will play a crucial role in driving the company’s digital transformation and improving efficiencies to support sustainable growth by insourcing critical technology roles, allowing Zoetis to advance its vision to shape the future of animal care.

Zoetis Completes Sale of Medicated Feed Additive Portfolio to Phibro Animal Health
On Thursday, October 31, Zoetis completed the divestiture of its medicated feed additive (MFA) product portfolio, certain water-soluble products and related assets to Phibro Animal Health. This transaction demonstrates Zoetis’ disciplined capital allocation strategy to focus its investments on areas with the highest growth potential that are aligned to its core capabilities, including vaccine, biologic and genetic programs in livestock.

FINANCIAL GUIDANCE
Zoetis is raising its full year 2024 guidance for revenue and adjusted EPS due to the company's strong first three quarters and the underlying strength in companion animal.
•Revenue between $9.200 billion to $9.300 billion (operational growth of 10% to 11%)
•Reported net income between $2.435 billion to $2.450 billion
•Adjusted net income between $2.670 billion to $2.695 billion (operational growth of 13.5% to 14.5%)
•Reported diluted EPS of $5.33 to $5.39
•Adjusted diluted EPS between $5.86 to $5.92
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This guidance reflects foreign exchange rates as of mid-October. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2024 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast and corresponding slides by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on November 4, 2024.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock farmers and ranchers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $8.5 billion in 2023 with approximately 14,100 employees. For more information, visit www.zoetis.com.
1 Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding timing and financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That
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May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	% Change	2024	2023	% Change
Revenue	$2,388	$2,151	11	$6,939	$6,331	10
Costs and expenses:
Cost of sales	701	638	10	2,012	1,833	10
Selling, general and administrative expenses	565	525	8	1,693	1,586	7
Research and development expenses	167	152	10	500	440	14
Amortization of intangible assets	35	38	(8)	107	112	(4)
Restructuring charges and certain acquisition and divestiture-related costs	5	16	(69)	51	45	13
Interest expense, net of capitalized interest	57	59	(3)	174	180	(3)
Other (income)/deductions–net	(16)	6	*	1	(151)	*
Income before provision for taxes on income	874	717	22	2,401	2,286	5
Provision for taxes on income	182	121	50	486	469	4
Net income before allocation to noncontrolling interests	692	596	16	1,915	1,817	5
Less: Net income/(loss) attributable to noncontrolling interests	10	—	*	10	(2)	*
Net income attributable to Zoetis Inc.	$682	$596	14	$1,905	$1,819	5

Earnings per share—basic	$1.51	$1.29	17	$4.18	$3.94	6

Earnings per share—diluted	$1.50	$1.29	16	$4.18	$3.93	6

Weighted-average shares used to calculate earnings per share
Basic	452.9	460.3		455.4	461.9
Diluted	453.5	461.4		456.1	463.0

(a)    The condensed consolidated statements of income present the three and nine months ended September 30, 2024 and 2023. Subsidiaries operating outside the United States are included for the three and nine months ended August 31, 2024 and 2023.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended September 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$701	$(1)	$—	$(1)	$699
Gross profit	1,687	1	—	1	1,689
Selling, general and administrative expenses	565	(3)	—	(2)	560
Research and development expenses	167	(1)	—	—	166
Amortization of intangible assets	35	(30)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	5	—	(7)	2	—
Income before provision for taxes on income	874	35	7	1	917
Provision for taxes on income	182	8	2	(1)	191
Net income attributable to Zoetis	682	27	5	2	716
Earnings per common share attributable to Zoetis–diluted	1.50	0.06	0.01	0.01	1.58

	Three Months Ended September 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$638	$(1)	$—	$(2)	$635
Gross profit	1,513	1	—	2	1,516
Selling, general and administrative expenses	525	(4)	—	—	521
Research and development expenses	152	(1)	—	—	151
Amortization of intangible assets	38	(33)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	16	—	(3)	(13)	—
Other (income)/deductions–net	6	—	—	(8)	(2)
Income before provision for taxes on income	717	39	3	23	782
Provision for taxes on income	121	9	—	23	153
Net income attributable to Zoetis	596	30	3	—	629
Earnings per common share attributable to Zoetis–diluted	1.29	0.06	0.01	—	1.36
(a)    The condensed consolidated statements of income present the three months ended September 30, 2024 and 2023. Subsidiaries operating outside the United States are included for the three months ended August 31, 2024 and 2023.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months Ended September 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,012	$(3)	$—	$(1)	$2,008
Gross profit	4,927	3	—	1	4,931
Selling, general and administrative expenses	1,693	(9)	—	(2)	1,682
Research and development expenses	500	(2)	—	—	498
Amortization of intangible assets	107	(93)	—	—	14
Restructuring charges and certain acquisition and divestiture-related costs	51	—	(12)	(39)	—
Other (income)/deductions–net	1	—	—	(35)	(34)
Income before provision for taxes on income	2,401	107	12	77	2,597
Provision for taxes on income	486	24	3	13	526
Net income attributable to Zoetis	1,905	83	9	64	2,061
Earnings per common share attributable to Zoetis–diluted	4.18	0.18	0.02	0.14	4.52

	Nine Months Ended September 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,833	$(10)	$—	$(2)	$1,821
Gross profit	4,498	10	—	2	4,510
Selling, general and administrative expenses	1,586	(18)	—	—	1,568
Research and development expenses	440	(1)	—	—	439
Amortization of intangible assets	112	(95)	—	—	17
Restructuring charges and certain acquisition and divestiture-related costs	45	—	(8)	(37)	—
Other (income)/deductions–net	(151)	—	—	84	(67)
Income before provision for taxes on income	2,286	124	8	(45)	2,373
Provision for taxes on income	469	26	1	(9)	487
Net income attributable to Zoetis	1,819	98	7	(36)	1,888
Earnings per common share attributable to Zoetis–diluted	3.93	0.21	0.02	(0.08)	4.08
(a)    The condensed consolidated statements of income present the nine months ended September 30, 2024 and 2023. Subsidiaries operating outside the United States are included for the nine months ended August 31, 2024 and 2023.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition and divestiture-related costs include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Acquisition-related costs(a)	$—	$3	$1	$7
Divestiture-related costs(b)	7	—	11	—
Restructuring charges(c)	—	—	—	1
Total acquisition and divestiture-related costs—pre-tax	7	3	12	8
Income taxes(d)	2	—	3	1
Total acquisition and divestiture-related costs—net of tax	$5	$3	$9	$7
(a)    Acquisition-related costs represent external, incremental costs that directly relate to transacting and integrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Divestiture-related costs represent external, incremental costs that directly relate to divesting and disintegrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(c)    Restructuring charges represent employee termination costs directly related to acquisitions and divestitures, included in Restructuring charges and certain acquisition and divestiture-related costs.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Other restructuring charges and cost-reduction/productivity initiatives(a)	$(2)	$12	$39	$36
Certain asset impairment charges(b)	—	11	11	21
Loss on assets held for sale(c)	—	—	22	—
Net gain on sale of business(d)	—	—	—	(101)
Other	3	—	5	(1)
Total certain significant items—pre-tax	1	23	77	(45)
Income taxes(e)	(1)	23	13	(9)
Total certain significant items—net of tax	$2	$—	$64	$(36)
(a)    For the nine months ended September 30, 2024, primarily consisted of employee termination costs related to organizational structure refinements, partially offset by a reversal of certain employee termination costs as a result of a change in strategy from our 2015 operational efficiency initiative, included in Restructuring charges and certain acquisition and divestiture-related costs.
For the three and nine months ended September 30, 2023, primarily consisted of employee termination and exit costs related to organizational structure refinements and other cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    For the nine months ended September 30, 2024, represents certain asset impairment charges related to our aquaculture business, included in Other (income)/deductions–net.
For the three and nine months ended September 30, 2023, represents certain asset impairment charges related to our precision animal health and diagnostics businesses, included in Other (income)/deductions–net.
(c)     Represents a loss on assets held for sale related to the planned sale of our medicated feed additive product portfolio, certain water soluble products and related assets, included in Other (income)/deductions–net.
(d)    Primarily represents a net gain on the sale of a majority interest in our pet insurance business, included in Other (income)/deductions–net.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the three and nine months ended September 30, 2023, also includes a benefit from the tax loss on the divestiture of Performance Livestock Analytics, partially offset by a tax expense related to changes to prior years' tax positions with regard to the one-time mandatory deemed repatriation tax under the Tax Cuts and Jobs Act.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$699	$635	10%	(4)%	14%
as a percent of revenue	29.3%	29.5%	NA	NA	NA
Adjusted SG&A expenses	560	521	7%	(2)%	9%
Adjusted R&D expenses	166	151	10%	—%	10%
Adjusted net income attributable to Zoetis	716	629	14%	(1)%	15%

	Nine Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$2,008	$1,821	10%	1%	9%
as a percent of revenue	28.9%	28.8%	NA	NA	NA
Adjusted SG&A expenses	1,682	1,568	7%	(2)%	9%
Adjusted R&D expenses	498	439	13%	(1)%	14%
Adjusted net income attributable to Zoetis	2,061	1,888	9%	(7)%	16%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.

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ZOETIS INC.
2024 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2024 as of November 4, 2024	Full Year 2024 as of August 6, 2024 (Prior Guidance)
Revenue	$9,200 to $9,300	$9,100 to $9,250
Operational growth(a)	10% to 11%	9% to 11%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 29.3%	Approximately 29.3%
Adjusted SG&A expenses(b)	$2,275 to $2,325	$2,225 to $2,290
Adjusted R&D expenses(b)	$665 to $675	$660 to $670
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $190	Approximately $200
Effective tax rate on adjusted income(b)	20.0% to 20.5%	20.0% to 20.5%
Adjusted diluted EPS(b)	$5.86 to $5.92	$5.78 to $5.88
Adjusted net income(b)	$2,670 to $2,695	$2,640 to $2,690
Operational growth(a)(c)	13.5% to 14.5%	13.5% to 15.5%
Certain significant items and acquisition and divestiture-related costs(d)	$126 - $136	$80 - $90

The guidance as of November 4, 2024 reflects foreign exchange rates as of mid-October 2024. The prior guidance as of August 6, 2024 reflects foreign exchange rates as of late July 2024.
Reconciliations of 2024 reported guidance to 2024 adjusted guidance as of November 4, 2024 follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	~ 29.4%		~ (0.1%)	~ 29.3%
SG&A expenses	$2,290 to $2,340	~ $(3)	~ $(12)	$2,275 to $2,325
R&D expenses	$667 to $677		~ $(2)	$665 to $675
Interest expense and other (income)/deductions-net	~ $235	~ $(45)		~ $190
Effective tax rate	20.0% to 20.5%			20.0% to 20.5%
Diluted EPS	$5.33 to $5.39	~ $0.29	~ $0.24	$5.86 to $5.92
Net income attributable to Zoetis	$2,435 to $2,450	$126 - $136	~ $109	$2,670 to $2,695
(a)    Operational results (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.
11 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,609	$1,414	14%	(1)%	15%
Livestock	758	716	6%	(5)%	11%
Contract Manufacturing & Human Health	21	21	—%	(2)%	2%
Total Revenue	$2,388	$2,151	11%	(3)%	14%

U.S.:
Companion Animal	$1,068	$908	18%	—%	18%
Livestock	278	266	5%	—%	5%
Total U.S. Revenue	$1,346	$1,174	15%	—%	15%

International:
Companion Animal	$541	$506	7%	(4)%	11%
Livestock	480	450	7%	(8)%	15%
Total International Revenue	$1,021	$956	7%	(6)%	13%

Companion Animal:
Dogs and Cats	$1,551	$1,354	15%	(1)%	16%
Horses	58	60	(3)%	(2)%	(1)%
Total Companion Animal Revenue	$1,609	$1,414	14%	(1)%	15%

Livestock:
Cattle	$391	$374	5%	(4)%	9%
Poultry	139	127	9%	(7)%	16%
Swine	131	129	2%	(7)%	9%
Fish	70	57	23%	(3)%	26%
Sheep and other	27	29	(7)%	(1)%	(6)%
Total Livestock Revenue	$758	$716	6%	(5)%	11%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$4,708	$4,128	14%	(2)%	16%
Livestock	2,172	2,145	1%	(5)%	6%
Contract Manufacturing & Human Health	59	58	2%	—%	2%
Total Revenue	$6,939	$6,331	10%	(2)%	12%

U.S.:
Companion Animal	$3,046	$2,588	18%	—%	18%
Livestock	771	756	2%	—%	2%
Total U.S. Revenue	$3,817	$3,344	14%	—%	14%

International:
Companion Animal	$1,662	$1,540	8%	(4)%	12%
Livestock	1,401	1,389	1%	(7)%	8%
Total International Revenue	$3,063	$2,929	5%	(5)%	10%

Companion Animal:
Dogs and Cats	$4,516	$3,931	15%	(1)%	16%
Horses	192	197	(3)%	(3)%	—%
Total Companion Animal Revenue	$4,708	$4,128	14%	(2)%	16%

Livestock:
Cattle	$1,132	$1,102	3%	(4)%	7%
Poultry	410	397	3%	(7)%	10%
Swine	388	404	(4)%	(6)%	2%
Fish	177	158	12%	(2)%	14%
Sheep and other	65	84	(23)%	(3)%	(20)%
Total Livestock Revenue	$2,172	$2,145	1%	(5)%	6%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(a)
Total International	$1,021	$956	7%	(6)%	13%
Australia	83	84	(1)%	—%	(1)%
Brazil	101	101	—%	(14)%	14%
Canada	66	63	5%	(3)%	8%
Chile	31	31	—%	(6)%	6%
China	61	69	(12)%	—%	(12)%
France	36	34	6%	2%	4%
Germany	57	50	14%	1%	13%
Italy	31	26	19%	(3)%	22%
Japan	33	34	(3)%	(6)%	3%
Mexico	39	42	(7)%	(8)%	1%
Spain	35	30	17%	3%	14%
United Kingdom	80	78	3%	1%	2%
Other developed markets	148	127	17%	(1)%	18%
Other emerging markets	220	187	18%	(19)%	37%

	Nine Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(a)
Total International	$3,063	$2,929	5%	(5)%	10%
Australia	239	248	(4)%	(2)%	(2)%
Brazil	301	276	9%	(3)%	12%
Canada	202	183	10%	(1)%	11%
Chile	93	109	(15)%	(5)%	(10)%
China	205	255	(20)%	(3)%	(17)%
France	111	102	9%	—%	9%
Germany	166	148	12%	—%	12%
Italy	95	87	9%	—%	9%
Japan	109	120	(9)%	(10)%	1%
Mexico	129	119	8%	3%	5%
Spain	100	94	6%	—%	6%
United Kingdom	230	209	10%	2%	8%
Other developed markets	413	374	10%	(2)%	12%
Other emerging markets	670	605	11%	(23)%	34%
(a)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,346	$1,174	15%	—%	15%
Cost of Sales	258	228	13%	—%	13%
Gross Profit	1,088	946	15%	—%	15%
Gross Margin	80.8%	80.6%
Operating Expenses	199	202	(1)%	—%	(1)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$889	$744	19%	—%	19%

International:
Revenue	$1,021	$956	7%	(6)%	13%
Cost of Sales	321	306	5%	(8)%	13%
Gross Profit	700	650	8%	(5)%	13%
Gross Margin	68.6%	68.0%
Operating Expenses	157	156	1%	(6)%	7%
Other (income)/deductions-net	1	1	—%	13%	(13)%
International Earnings	$542	$493	10%	(5)%	15%

Total Reportable Segments	$1,431	$1,237	16%	(2)%	18%

Other business activities(c)	(137)	(124)	10%
Reconciling Items:
Corporate(d)	(306)	(258)	19%
Purchase accounting adjustments(e)	(35)	(39)	(10)%
Acquisition and divestiture-related costs(f)	(7)	(3)	*
Certain significant items(g)	(1)	(23)	(96)%
Other unallocated(h)	(71)	(73)	(3)%
Total Earnings(i)	$874	$717	22%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, as well as a loss on assets held for sale and the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,817	$3,344	14%	—%	14%
Cost of Sales	707	645	10%	—%	10%
Gross Profit	3,110	2,699	15%	—%	15%
Gross Margin	81.5%	80.7%
Operating Expenses	593	602	(1)%	—%	(1)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$2,517	$2,097	20%	—%	20%

International:
Revenue	$3,063	$2,929	5%	(5)%	10%
Cost of Sales	976	912	7%	(3)%	10%
Gross Profit	2,087	2,017	3%	(8)%	11%
Gross Margin	68.1%	68.9%
Operating Expenses	491	473	4%	(4)%	8%
Other (income)/deductions-net	1	1	—%	(39)%	39%
International Earnings	$1,595	$1,543	3%	(9)%	12%

Total Reportable Segments	$4,112	$3,640	13%	(3)%	16%

Other business activities(c)	(411)	(354)	16%
Reconciling Items:
Corporate(d)	(893)	(722)	24%
Purchase accounting adjustments(e)	(107)	(124)	(14)%
Acquisition and divestiture-related costs(f)	(12)	(8)	50%
Certain significant items(g)	(77)	45	*
Other unallocated(h)	(211)	(191)	10%
Total Earnings(i)	$2,401	$2,286	5%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, as well as a loss on assets held for sale and the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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